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                                                                   Exhibit 16.1

January 30, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We have read the statements made by Transit Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 21, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

   /s/


PricewaterhouseCoopers LLP